EXHIBIT 10.6

        ASSIGNMENT, ASSUMPTION, AND INDEMNITY AGREEMENT dated as of December 31, 2002 (this "Agreement"), between Kerr-McGee Chemical Worldwide LLC, a Delaware limited liability company ("Assignor"), and Kerr-McGee Oil & Gas Corporation, a Delaware corporation ("Assignee").

        WHEREAS, as a result of various mergers, acquisitions, internal asset transfers and corporate reorganizations, Assignor may have primary, secondary or residual liabilities and obligations arising out of the oil and gas exploration, production and development business currently conducted by Assignee (the "E&P Business");

        WHEREAS, Assignor desires to assign and Assignee desires to assume those liabilities and obligations that arise out of the E&P Business; and

        WHEREAS, in connection with the foregoing, each of Assignor and Assignee has received good and valuable consideration, the sufficiency of which is hereby acknowledged;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

        SECTION 1.    Assignment.    (a) Subject to paragraphs (b) and (c) below, Assignor hereby irrevocably transfers, conveys, assigns and delivers to Assignee all of the obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, absolute or contingent and whether due or to become due, arising out of the E&P Business, other than those liabilities and obligations that have been assumed by another party prior to the date hereof (the obligations, liabilities and commitments described above being hereinafter referred to, collectively, as the "Assumed Liabilities"). For the avoidance of doubt, the Assumed Liabilities shall include (i) the matters identified on Schedule 1 hereto and (ii) all obligations, liabilities and commitments of Oryx Energy Company ("Oryx") or any of its Affiliates immediately prior to the effective time of Oryx's merger with Kerr-McGee Corporation, which later came to be known as Kerr-McGee Operating Corporation and was subsequently merged into Assignor. For the avoidance of doubt, it is understood and agreed that the E&P Business does not include the contract drilling business or the crude oil and associated feed stock refining and petroleum product manufacturing and marketing businesses previously conducted by Assignor, its Affiliates or predecessors. For the avoidance of doubt, the "contract drilling business" shall mean the contract drilling operations and activities conducted by Assignor, its Affiliates or predecessors as an offshore drilling contractor, including, without limitation, the activities of Transworld Drilling Company, Transworld Perfuracoes Maritimas Limitada, Transworld Drilling Company (Nigeria) Limited, Transocean Drilling Company, Limited, and affiliated companies of each that performed the services of an offshore drilling contractor. For the avoidance of doubt the "refining and petroleum product manufacturing and marketing businesses" shall include the refining, manufacturing and marketing activities and operations conducted by Assignor, its Affiliates or predecessors, including, without limitation, Kerr-McGee Refining Corporation and affiliated companies, Southwestern Refining Company, Inc. and affiliated companies, Triangle Refineries, Inc. and affiliated companies, Cato Oil & Grease Company and affiliated companies, Triple S, Inc. and affiliated companies, and including, without limitation, the activities and operations conducted at the facilities known as the Dubach, Louisiana, and Calhoun, Louisiana processing plants. In addition, Assignor hereby irrevocably transfers and assigns to Assignee all of its right, title and interest in and to and all of its obligations and liabilities under any and all insurance policies covering the Assumed Liabilities, to the extent the asserted coverage relates to the Assumed Liabilities (the "Insurance Rights").

        (b)   Notwithstanding the foregoing and except with regard to the E&P Business to the extent provided above, it is understood and agreed that Assignee has not assumed and shall not hereby assume any obligations, liabilities or commitments of any nature of Assignor arising out of or incurred in connection with any businesses, operations, assets, or properties currently or previously conducted or owned by Assignor, its Affiliates or predecessors (such obligations, liabilities and commitments, regardless of their nature, and whether known or unknown, express or implied, absolute or contingent and whether due or to become due, are hereinafter referred to as the "Retained Liabilities").

        (c)   To the extent that any of the Assumed Liabilities shall as a matter of law be incapable of being transferred, conveyed or assigned hereunder, this Agreement shall not constitute a transfer, conveyance or assignment thereof, and to the extent that the transfer, conveyance or assignment of any Assumed Liabilities hereunder shall require the consent of any person not a party to this Agreement or any governmental entity, this Agreement shall not constitute a transfer, conveyance or assignment of such Assumed Liabilities (unless and until such consent is obtained); provided, however, that upon receipt of such consent with respect to such Assumed Liability this Agreement shall automatically, and without requiring any further action of Assignor or Assignee, constitute a transfer, conveyance and assignment thereof as of the date of such receipt. Assignor agrees to use commercially reasonable efforts to obtain promptly any such consent.

        SECTION 2.    Assumption.    Assignee hereby accepts the transfer, conveyance, assignment and delivery of all of the Assumed Liabilities and assumes and agrees to pay, perform and discharge the Assumed Liabilities, as and when due. In addition, Assignee hereby accepts the transfer, conveyance and assignment of the Insurance Rights and assumes all obligations and liabilities thereunder.

        SECTION 3.    Reciprocal Indemnification.    Assignee hereby agrees to defend, indemnify and hold Assignor and each of its subsidiaries harmless from, against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses (including reasonable attorneys fees) incurred by Assignor that relate to or arise out of the Assumed Liabilities. Assignor hereby agrees to defend, indemnify and hold each of Assignee, KM Investment Corporation, Kerr-McGee Worldwide Corporation and Kerr-McGee Corporation and each of their respective subsidiaries (other than Assignor and its subsidiaries) harmless from, against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses (including reasonable attorneys fees) incurred by Assignee that relate to or arise out of the Retained Liabilities. Each party hereto shall give the other prompt written notice of any third party claim that may give rise to an indemnity obligation hereunder, together with the estimated amount of such claim. The indemnifying party under this Section 3 shall have the right to assume the defense of any such third party claim by so notifying the party entitled to indemnification within 60 days of receipt of written notice of such third party claim, unless the claim seeks injunctive relief or defenses are available to the party entitled to indemnification that are no available to the indemnifying party.

        SECTION 4.    Effective Time.    The assignment by Assignor, and the assumption thereof by Assignee, of the Liabilities shall be effective as of the date hereof.

        SECTION 6.    Successors.    This agreement shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and assigns.

        SECTION 7.    Amendment.    This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        SECTION 8.    Governing Law.    This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereunder shall be governed by, the laws of the State of Delaware without reference to its principles of conflicts of law.

        SECTION 9.    Severability.    If any one or more provisions contained in this Agreement, or the application of such provision to any Assumed Liability or Retained Liability shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application hereof to any other Assumed Liability or Retained Liability.

        SECTION 10.    Counterparts.    This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument and shall become a binding Agreement when a counterpart has been signed by both of the parties and delivered to the other party.

        SECTION 11.    Definitions.    For the purposes of this Agreement, an "Affiliate" of a person means any other person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person. For the purposes of the forgoing definition, "control" means the direct or indirect possession of the power to elect at least a majority of the Board of Directors or other governing body of such person through the ownership of voting securities, ownership of partnership interests, by contract or otherwise or, if no such governing body exists, the direct or indirect ownership of 50% or more of the equity interest of a person.

* * * signature page follows * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

Kerr-McGee Chemical Worldwide LLC, as Assignor
By:	/s/ JOHN F. REICHENBERGER

Name:	John F. Reichenberger
Title:	Vice President and Assistant Secretary
Kerr-McGee Oil & Gas Corporation, as Assignee
By:	/s/ GREGORY F. PILCHER

Name:	Gregory F. Pilcher
Title:	Senior Vice President and Secretary

SCHEDULE 1

Non-litigation Liabilities (parenthesis indicate common name for liability, if one exists)

1.	Remediation and cleanup of former gas plant near Akron, Michigan (Akron)
2.	Plug and abandon of oil and gas wells in LaFourche Parish, Louisiana (Bayou Ferblanc)
3.	Site cleanup at former gas compressor station in Grant County, Oklahoma (Bennett Compressor)
4.	Pipeline removal from former oil field in Bossier and Webster Parishes, Louisiana (Bodcau)
5.	Remediation of former gas plant in Arcadia Parish, Louisiana (Branch)
6.	Plug and abandon oil and gas wells in the Province of Alberta, Canada
7.	EPA Superfund landfill and disposal of drilling mud in Casmalia, Santa Barbara County, California (Casmalia)
8.	Remediation of salt water breakout at oil field in Stephens County, Texas (CBU Breakout well)
9.	Remediation of oil field pits in LaFourche Parish, Louisiana (DS&B Battery)
10.	Remediation of former gas plant in Scurry County, Texas (Diamond M)
11.	Plug and abandon oil and gas well in LaFourche Parish, Louisiana (Dodge et al)
12.	Well site cleanup near Earlsboro, Oklahoma (Earlsboro)
13.	Saltwater contamination at oil and gas field near Felda, Florida (Felda)
14.	Saltwater contamination at oil/gas field near Fittstown, Oklahoma (Fittstown Breakout (Mid Fitts))
15.	Remediation and cleanup of former gas plant near Cushing, Oklahoma (Happy Valley)
16.	Plug and abandon oil and gas well in Vermillion Parish, Louisiana (Hilda Gordon)
17.	Remediation of joint venture gas plant near Carlsbad, New Mexico (Indian Basin)
18.	Remediation and cleanup of former gas plant near Jameson, Texas (Jameson)
19.	Well site restoration near Conroe, Texas (Jones Lease)
20.	Pipeyard cleanup in St. Mary Parish, Louisiana (Louisiana NORM)
21.	Saltwater contamination at oil and gas field in St. Martin Parish, Louisiana (Lake LaRose)
22.	Remediation of joint venture gas plant near Laverne, Oklahoma (Laverne)
23.	Plug and abandon oil well in LaFourche Parish, Louisiana (Louisiana Fur)
24.	Plug and abandon oil well in Hughes County, Oklahoma (Lucy #3)
25.	PRP in landfill used for mud disposal near Cankton, Louisiana (Mar Disposal Project)
26.	Plug and abandon oil well in Clare County, Michigan (McKenna No. 1)
27.	Plug and abandon saltwater disposal well near Moore, Oklahoma (Moore Salt Water)
28.	Pipeyard cleanup for joint venture in Morgan City, Louisiana (Nexen NORM)
29.	EPA Superfund landfill / disposal of drilling mud in Monterey Park, Los Angeles County, California (Operating Industries Inc.)
30.	Plug and abandon oil well in St. Mary Parish, Louisiana (Pelto Lake Well #6)
31.	Remediation and cleanup of oil field in Los Angeles County, California (Rancho San Francisco (Newhall))
32.	Oil seep (responsibility undetermined) near Ranger, Texas (Ranger)
33.	Remediation and cleanup of former oil field in Santa Maria, California (Santa Maria)
34.	Pipeyard cleanup in Chambers County, Texas (Seabreeze NORM)
35.	Remediation and cleanup of former gas plant in Bay County, Michigan (Shepard)
36.	Pipeyard and production yard cleanup in Sunray, Texas (Sunray)

37.	Remediation and cleanup of former gas plant in Tom Green County, Texas (Susan Peak Gas Plant)
38.	Saltwater disposal well cleanup in Hughes County, Oklahoma (Turner #1)
39.	Remediation and cleanup of former gas plant near Wakita, Oklahoma (Wakita)
40.	Remediation and cleanup of former gas plant in Nolan County, Texas (Westlake/Vena Madre)
41.	Remediation and cleanup of former gas plant in Grant County, Oklahoma (Williams Compressor)
42.	Liabilities, if any, related to gas processing plant in Gray County, Texas (Pampa)
43.	Liabilities, if any, related to gas processing plant in St. Martin Parish, Louisiana (Bayou Crook Chene)
44.	Liabilities, if any, related to gas processing plant in Stephens County, Oklahoma (Excel Pipeline Co.)
45.	Liabilities, if any, related to gas processing plant in Hemphill County, Texas (Hobart Ranch)
46.	Liabilities, if any, related to gas processing plant in Smith County, Texas (Chapel Hill)
47.	Liabilities, if any, related to gas processing plant in Amite County, Mississippi (McComb)
48.	Liabilities, if any, related to gas processing plant in Stephens County, Oklahoma (Marlow)
49.	Liabilities, if any, related to gas processing plant in Garvin County, Oklahoma (Maysville)
50.	Liabilities, if any, related to gas processing plant in Beaver County, Oklahoma (Camrick)
51.	Liabilities, if any, related to gas processing plant in Fremont County, Wyoming (Beaver Creek)
52.	Liabilities, if any, related to gas processing plant in Beaver County, Oklahoma (Beaver County)
53.	Liabilities, if any, related to gas processing plant in Terrebonne Parish, Louisiana (Terrebonne)
54.	Liabilities, if any, related to gas processing plant in Eddy County, New Mexico (Indian Basin)
55.	Liabilities, if any, related to gas processing plant in Blaine County, Oklahoma (Okeene)
56.	Liabilities, if any, related to gas processing plant in Santa Rosa County, Lorida (Jay)
57.	Liabilities, if any, related to gas processing plant in Crockett County, Texas (Ozona)
58.	Liabilities, if any, related to gas processing plant in Nueces County, Texas (Javelina)
59.	Liabilities, if any, related to gas processing plant in Scurry County, Texas (Snyder)
60.	Liabilities, if any, related to gas processing plant in Etter, Texas
61.	Liabilities, if any, related to gas processing plant in Powell, Wyoming
62.	Liabilities, if any, related to the Milfay gas processing plant
63.	Liabilities, if any, related to the Boxcar Butte gas processing plant
64.	Liabilities, if any, related to the Helium Plant gas processing plant
65.	Liabilities, if any, related to the Nueces River gas processing plant

Litigation (Kerr-McGee Shared Services LLC Case Track numbers denoted "CT")

Casmalia, California Disposal Site Dispute
1.	Dispute between group of potentially responsible parties and insurers. Parties entered into a tolling agreement, which will expire in 2006.	CT 2000-00027
Louisiana NORM Cases
1.	Lester et al v. Exxon et al	CT 2003-00358
2.	LeBoeuf et al. v. Shell et al	CT 2004-00591
3.	Broussard et al. v. Chevron et al	CT 2004-00375
4.	LePetit Chateau Delux v. Great Southern et al	CT 2004-00390

5.	Borchardt v. Kerr-McGee Chemical et al	CT 2004-00591
6.	Bulliard v. Kerr-McGee Chemical Worldwide LLC	CT 2005-00906
7.	Sterling Sugars v. BP et al	CT 2005-00048
Oklahoma Corporation Commission
1.	Proceeding in Laverne, Oklahoma	CT NL-99-027
2.	Proceeding in Grant County, Oklahoma re: Wakita Gas Plant	CT NL-99-025
Rancho San Francisco (Newhall
1.	Newhall Land and Farming v. Kerr-McGee et al	CT 2001-00083
Santa Maria, California Disputes
1.	Aiken v. Unocal Corp. et al	CT 2004-00646
2.	Glenn v. Kerr-McGee Operating Corp. (Notice to file suit under RCRA)	CT 2004-00835
3.	Irion v. Unocal Corp. et al	CT 2004-00648
4.	King v. Unocal et al	CT 2005-00124
5.	Nelson v. Unocal Corp. et al	CT 2004-00941
6.	Poythress v. Unocal Corp. et al	CT 2004-00645
7.	Rombouts v. Unocal Corp et al	CT 2005-00123
8.	Segura v. Unocal Corp. et al	CT 2004-00647
9.	Story v. Unocal Corp. et al	CT 2004-00644
10.	Voelker v. Unocal Corp. et al	CT 2004-00643